As filed with the Securities and Exchange Commission on August 7, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NOVAVAX, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	9920 Belward Campus Drive, Rockville, Maryland 20850 (Address of principal executive offices)	22-2816046 (I.R.S. Employer Identification No.)

2005 Stock Incentive Plan

(Full Title of the Plan)

JOHN A. HERRMANN III

Vice President, General Counsel &

Corporate Secretary

Novavax, Inc.

9920 Belward Campus Drive

Rockville, Maryland 20850

jherrmann@novavax.com

(240) 268-2000

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

with copies to:

PAUL M. KINSELLA

Ropes & Gray LLP

800 Boylston Street

Boston, Massachusetts 02199-3600

pkinsella@ropesgray.com

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
Title of	Amount to be	offering price	aggregate	Amount of
securities to be registered	registered	per share	offering price	registration fee
Common Stock, $0.01 par value	7,000,000(1)	$2.11 (2)	$14,770,000	$1,693

(1)	Plus, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of Novavax, Inc. common stock as may be issued upon a stock split, stock dividend, or similar transaction.
(2)	Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices of Novavax, Inc. common stock as reported by The NASDAQ Stock Market on August 3, 2012, which were $2.17 and $2.05, respectively.

Explanatory Note

The Registrant hereby increases the number of shares of its common stock registered for issuance under its 2005 Stock Incentive Plan (the “Plan”) by 7,000,000 shares. Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the entire contents of the following Registration Statements on Form S-8 filed with the Securities and Exchange Commission: File No. 333-130990 filed on January 12, 2006 and File No. 333-145298 filed on August 9, 2007.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement on Form S-8:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on March 14, 2012;

2.	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012, filed on May 9, 2012;

3.	The Registrant’s Current Reports on Form 8-K filed on May 21, 2012 and June 15, 2012; and

4.	The description of the Registrant’s Common Stock ($0.01 par value) contained in the Registrant’s Registration Statement No. 0-26770 on Form 10 filed on September 14, 1995 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed after the date of this registration statement by the Registrant pursuant to Section 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all shares of Novavax, Inc.’s common stock offered hereunder have been sold or which deregisters all shares of Novavax, Inc. common stock remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

See Exhibit Index immediately following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rockville, state of Maryland on August 7, 2012.

NOVAVAX, INC.
By:	/s/ Stanley C. Erck
Stanley C. Erck
President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stanley C. Erck, Frederick W. Driscoll and John A. Herrmann III, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Novavax, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer:

/s/ Stanley C. Erck Stanley C. Erck	President and Chief Executive Officer and Director	August 7, 2012

Principal Financial and Accounting Officer:

/s/ Frederick W. Driscoll Frederick W. Driscoll	Vice President, Chief Financial Officer and Treasurer	August 7, 2012

Chairman of the Board of Directors:

/s/ James F. Young, Ph.D. James F. Young, Ph.D.		August 7, 2012

Directors:

/s/ Richard H. Douglas Ph.D. Richard H. Douglas		August 7, 2012

/s/ Gary C. Evans Gary C. Evans		August 7, 2012

/s/ John O. Marsh, Jr. J.D. John O. Marsh, Jr., J.D.		August 7, 2012

/s/ Rajiv I. Modi, Ph.D. Rajiv I. Modi, Ph.D.		August 7, 2012

/s/ Michael A. McManus, Jr., J.D. Michael A. McManus, Jr., J.D.		August 7, 2012

INDEX OF EXHIBITS

Exhibit
Number	Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1996, filed March 21, 1997), as amended by the Certificate of Amendment dated December 18, 2000 (Incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000, filed March 29, 2001), as further amended by the Certificate of Amendment dated July 8, 2004 (Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed August 9, 2004), as further amended by the Certificate of Amendment dated May 13, 2009 (Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009)

3.2	Amended and Restated By-Laws of the Company, as amended on August 2, 2007 (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed August 8, 2007)

4.1	Specimen stock certificate for shares of common stock, par value $0.01 per share (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 10, File No. 0-26770, filed September 14, 1995)

5*	Opinion of Ropes & Gray LLP

10.1	Novavax, Inc. Amended and Restated 2005 Stock Incentive Plan (Incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report for the quarter ended June 30, 2011, filed August 9, 2011

23.1*	Consent of Ropes & Gray LLP (included in Exhibit 5).

23.2*	Consent of Grant Thornton LLP.

24*	Power of Attorney to file future amendments. Set forth on the signature page of this Registration Statement.

_____________

* Filed herewith